UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2022

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2022 Annual Base Salaries

On February 10, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Sunstone Hotel Investors, Inc. (the “Company”) approved the following annual base salaries for Douglas M. Pasquale, Bryan A. Giglia, Robert C. Springer, David M. Klein and Christopher G. Ostapovicz (the “executives”), effective as of January 1, 2022:

2022 Annual
Name	Base Salary
Douglas M. Pasquale	$825,000
Bryan A. Giglia	$550,000
Robert C. Springer	$500,000
David M. Klein	$425,000
Christopher G. Ostapovicz	$400,000

2022 Annual Bonus Program

On February 10, 2022, the Compensation Committee approved a new annual incentive program for the Company’s 2022 fiscal year (the “2022 Bonus Program”). Under the 2022 Bonus Program, the executives are eligible to earn an annual incentive bonus based on the applicable executive’s individual performance and the Company’s achievement of performance goals relating to (1) adjusted funds from operations per share of the Company’s common stock (AFFO per Share), (2) capital recycling, (3) capital markets and (4) capital investment/rebranding. The weighting of each component of the 2022 Bonus Program is as follows:

Bonus Component	Weighting
Individual Performance	25%
AFFO per Share	15%
Capital Recycling	30%
Capital Markets	15%
Capital Investment/Rebranding	15%

Under the 2022 Bonus Program, 50% of each target bonus component will be earned for performance at the threshold level, 100% of each target bonus component will be earned for performance at the target level and 150% of each target bonus component will be earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum performance levels will be interpolated on a straight-line basis. Achievement of objectives will be determined by the Compensation Committee.

Grant of New Equity-Based Awards

On February 10, 2022, the Compensation Committee approved the grant to the executives of performance-based restricted stock units (“RSUs”) covering shares of the Company’s common stock and awards of time-based restricted common stock (collectively, the “awards”), under the Company’s 2004 Long Term Incentive Plan (the “Plan”). Commencing with awards granted in 2022, the Compensation Committee determined to transition the Company’s annual grant practices for performance-based equity awards from a program granting time-vesting awards based on prior performance to a program granting performance-vesting awards tied to future performance. As a result of this change, in addition to the annual awards described below, the awards granted by the Compensation Committee in 2022 included one-time transition awards for each executive in the form of a performance-vesting award of restricted stock units (“Transition Performance RSU Awards”) and a time-vesting award of restricted common stock (the “Transition Time-Based Restricted Stock Awards”), as more fully described below. The following is a brief description of the material terms and conditions of the awards.

Performance-Based RSUs

General. Each executive was granted two awards of performance-based RSUs as follows: (i) an annual award of performance-based RSUs (the “Annual Performance RSU Awards” and, together with the Transition Performance RSU Awards, the “Performance RSU Awards”) and (ii) a Transition Performance RSU Award. Pursuant to the Performance RSU

Awards, each executive is eligible to vest in a number of RSUs ranging from 0% to 200% of the target number of RSUs granted, based on the Company’s total shareholder return (“TSR”) during a three-year performance period (with respect to the Annual Performance RSU Awards) or a two-year performance period (with respect to the Transition Performance RSU Awards), in each case commencing on January 1, 2022 (each, a “Performance Period”), measured relative to the total shareholder returns of the companies included in the FTSE Nareit Lodging/Resort Index as of the grant date during the Performance Period, subject to the executive’s continued service with the Company.

Performance Vesting. The Performance RSU Awards vest based on the Company’s TSR performance over the applicable Performance Period (the “Company TSR”) as compared to the TSR percentages of the companies included on the FTSE Nareit Lodging/Resort Index that have a minimum equity market capitalization of $500,000,000 (the “Index Relative Performance”). In the event the Index Relative Performance is achieved at the “threshold,” “target” or “maximum” level as specified in the applicable award agreement, the award will become vested with respect to the percentage of RSUs set forth below:

Relative TSR
Vesting Percentage
Below "Threshold Level"	0%
"Threshold Level"	50%
"Target Level"	100%
"Maximum Level"	200%

If the Index Relative Performance falls between the levels specified as “threshold” and “target” or between the levels specified as “target” and “maximum”, the percentage of RSUs subject to the Performance RSU Awards that will vest will be determined using straight-line linear interpolation between such levels.

Notwithstanding the foregoing, in the event that Company TSR is negative over the applicable Performance Period, the percentage of RSUs subject to the Performance RSU Awards that vest will be reduced by 25%.

Change in Control. In the event that a change in control of the Company occurs prior to the completion of the applicable Performance Period, the executive has not incurred a termination of service prior to such change in control and the Performance RSU Awards are not converted, assumed or replaced by the surviving entity in such change in control, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance levels as of, and assuming the completion of, the applicable Performance Period as of the date of such change in control. Any such RSUs that have not fully vested as of the date on which the change in control occurs will be cancelled and forfeited by the executive.

Certain Terminations of Service. If an executive’s service is terminated by the Company other than for “cause,” by the executive for “good reason,” or due to the executive’s death or “disability” (each as defined in the applicable award agreement), in any case, prior to the completion of the applicable Performance Period, the Performance RSU Awards will vest with respect to a number of RSUs equal to the number of RSUs which would have vested based on actual performance as of and assuming the completion of the applicable Performance Period as of the date of such termination prorated based on the number of days during the applicable Performance Period through and including the date of such termination upon the administrator’s determination, within 45 days following the date of the executive’s termination of service. Any such RSUs that do not become fully vested in accordance with the preceding sentence upon the administrator’s determination will be cancelled and forfeited by the executive.

Payment. Any RSUs that become vested will be paid to the executive in whole shares of Company common stock within twenty (20) days after the applicable vesting date.

Dividend Equivalents. Each Performance RSU Award is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the executive to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSU to which the dividend equivalent relates. Any dividend equivalent payments that would have been made prior to the date on which the RSU becomes vested (plus or minus the amount of gain or loss on such amounts had they been reinvested in common stock on the date that they were paid) will be paid within forty-five (45) days following the date on which the RSU becomes vested (the “Dividend Payment Date”). Upon the executive’s termination of service for any reason, the executive will not be entitled to any dividend equivalent payments with respect to any RSUs that do not become vested.

The table below sets forth the target number of Annual Performance RSU Awards and Transition Performance RSU Awards awarded to each of the executives on February 10, 2022.

	Annual Performance	Transition Performance
Name	RSU Awards (Target)	RSU Awards (Target)
Bryan A. Giglia	84,143	56,095
Robert C. Springer	71,223	47,482
David M. Klein	46,378	30,919
Christopher G. Ostapovicz	53,004	35,336

Time-Based Restricted Stock

General. Each executive was granted two awards of time-based restricted stock as follows: (i) an annual award of time-based restricted stock (the “Annual Time-Based Restricted Stock Awards” and, together with the Transition Time-Based Restricted Stock Awards, the “Time-Based Restricted Stock Awards”) and (ii) Transition Time-Based Restricted Stock Awards. Pursuant to the Time-Based Restricted Stock Awards, each executive is eligible to vest in a number of shares of Company common stock based on the executive’s continued service with the Company.

Vesting. The Annual Time-Based Restricted Stock Awards will vest as follows, subject to the executive’s continued service through each applicable vesting date: 33.4% on February 15, 2023, 33.3% on February 15, 2024 and 33.3% on February 15, 2025. The Transition Time-Based Restricted Stock Awards will vest as follows, subject to the executive’s continued service through each applicable vesting date: 50% on February 15, 2023 and 50% on February 15, 2024.

The table below sets forth the number of Annual Time-Based Restricted Stock Awards and Transition Time-Based Restricted Stock Awards awarded to each of the executives on February 10, 2022.

	Shares Subject to	Shares Subject to
	Annual Time-Based	Transition Time-Based
Name	Restricted Stock Award	Restricted Stock Award
Bryan A. Giglia	28,048	28,048
Robert C. Springer	23,741	23,741
David M. Klein	15,459	15,459
Christopher G. Ostapovicz	17,668	17,668

The foregoing description of the awards does not purport to be complete and is qualified in its entirety by reference to the Form of Performance-Vesting Restricted Stock Unit Award Agreement (2022) and the Form of Performance-Vesting Restricted Stock Unit Award Agreement (Transition 2022), copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and by reference to the Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.7 to Form 10-K Filed by the Company on February 19, 2015) and to the Form of Restricted Stock Award Certificate (incorporated by reference to Exhibit 10.8 to Form 10-K Filed by the Company on February 19, 2015).

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance-Vesting Restricted Stock Unit Award Agreement (2022).
10.2	Form of Performance-Vesting Restricted Stock Unit Award Agreement (Transition 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 11, 2022	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer